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                            THE SEAGRAM COMPANY LTD.

                                  COMMON SHARES


                           U.S. Underwriting Agreement





                                                                    June -, 1999

Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
PaineWebber Incorporated
Salomon Smith Barney Inc.
Blaylock & Partners L.P.

   As representatives of the several Underwriters
      named in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

            The Seagram Company Ltd., a Canadian corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 19,000,000 common shares and, at the election of the Underwriters, up to 2,850,000 additional common shares of the Company, and the shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 7,000,000 common shares. The aggregate of 26,000,000 common shares to be sold by the Company and the Selling Shareholders is herein called the "Firm Shares", and the aggregate of 2,850,000 additional common shares to be sold by the Company is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

            It is understood and agreed to by all parties that (i) the Company is concurrently entering into an agreement (the "Canadian Underwriting Agreement") providing for the sale

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by the Company of up to a total of 8,625,000 common shares (the "Canadian
Shares"), including the overallotment option thereunder, through arrangements with certain underwriters in Canada (the "Canadian Underwriters"), for whom Goldman Sachs Canada, CIBC World Markets Inc., RBC Dominion Securities Inc. and Nesbitt Burns Inc. are acting as lead managers, and (ii) the Company and the Selling Shareholders are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company and the Selling Shareholders of up to a total of 4,025,000 common shares (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States and Canada (the "International Underwriters"), for whom Goldman Sachs International, Bear, Stearns International, Merrill Lynch International and Morgan Stanley & Co. International Limited are acting as representatives of the International Underwriters. Anything herein to the contrary notwithstanding, the respective closings under this Agreement, the Canadian Underwriting Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder, the Canadian Underwriters and the International Underwriters are simultaneously entering into an Agreement among U.S., Canadian and International Underwriting Syndicates (the "Agreement among Syndicates") which provides, among other things, for the transfer of common shares among the three syndicates. Four forms of prospectus are to be used in connection with the offering and sale of common shares contemplated by the foregoing, one relating to the Shares hereunder and two (one French and one English language version) relating to the Canadian Shares and one relating to the International Shares. The form of prospectus relating to the International Shares will be substantially identical to the prospectus relating to the Shares, except for certain substitute pages. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the common shares which may be sold pursuant to either this Agreement, the Canadian Underwriting Agreement or the International Underwriting Agreement.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

             (i) A registration statement on Form S-3 (File No. 333-78393) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering or offerings (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant

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         to Rule 424(a) of the rules and regulations of the Commission under the
         Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
         Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section
         13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement).

             (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

             (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, as of their respective effective or filing dates, contained an untrue statement of a material fact or omitted to state a material fact required to

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         be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not, as of their respective effective or filing dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall apply only to documents so filed and incorporated by reference during the period that a prospectus relating to the Shares is required to be delivered in connection with sales of such Shares by any underwriters (such period being hereinafter sometimes referred to as the "prospectus delivery period"), and provided further, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

             (iv) The Registration Statement, as of its effective date, conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, as of their respective effective or filing dates, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall apply only to amendments or supplements filed or made during the prospectus delivery period, and provided, further, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

             (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material decrease in the capital stock or increase in long-term debt of the Company and its subsidiaries taken as a whole, or any material adverse change, or any development involving a prospective

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         material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

             (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing (in this section references to the good standing of any Canadian corporation refer only to the fact that such corporation has a current certificate of compliance) under the laws of Canada, with power and authority to own its properties and conduct its business as described in the Prospectus. Each of the following subsidiaries of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, such subsidiaries being hereinafter sometimes referred to as the "Specified Subsidiaries": J.E. Seagram Corp., Joseph E. Seagram & Sons, Inc., JES Developments, Inc., PolyGram N.V. and Universal Studios, Inc.;

             (vii) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable; and all of the issued shares of capital stock of each of the Specified Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and, except for PolyGram N.V. and Universal Studios, Inc., are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The Company indirectly owns approximately 91.9% of the outstanding shares of each of PolyGram N.V. and Universal Studios, Inc.;

             (viii) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder, under the Canadian Underwriting Agreement and under the International Underwriting Agreement have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the common shares of the Company contained in the Prospectus;

             (ix) The issue and sale of the Shares to be sold by the Company hereunder, under the Canadian Underwriting Agreement and under the International Underwriting Agreement and the compliance by the Company with all of the provisions of this Agreement, the Canadian Underwriting Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien, charge and encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument material to the operations of the Company to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Amalgamation or the General By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of

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         their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, the Canadian Underwriting Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state, provincial or other foreign securities, or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, the Canadian Underwriters and the International Underwriters;

             (x) Other than as set forth in the Prospectus, in the international prospectus or in the Canadian prospectuses, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, are reasonably expected to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

             (xi) PricewaterhouseCoopers LLP and KPMG Accountants N.V., who have certified certain financial statements of the Company and its subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

             (b) Each of the Selling Shareholders represents and warrants to, and agrees with, each of the Underwriters and the Company that:

             (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the International Underwriting Agreement and the Power of Attorney hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the International Underwriting Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement;

             (ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the International Underwriting Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result

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         in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

             (iii) Such Selling Shareholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, and under the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto and thereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters or the International Underwriters, as the case may be;

             (iv) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, such Selling Shareholder will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the International Underwriting Agreement or as otherwise disclosed in the Prospectus, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares of the Company or any such substantially similar securities (other than (A) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement or (B) to a Bronfman Trust Permitted Transferee (as such term is defined in Schedule III hereto) which has entered into agreements, in form and substance satisfactory to the Underwriters and their counsel, to abide by the provisions of this Section 1(b)(iv)), without the prior written consent of Goldman, Sachs & Co.;

             (v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

             (vi) To the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will, insofar as such statements are concerned, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading insofar as such statements are concerned;

             (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will

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         deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

             (viii) Such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form agreed to by the Underwriters, the Company and the Selling Shareholders (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement and the International Underwriting Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the several Underwriters and the International Underwriters to the Selling Shareholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the International Underwriting Agreement; and

             (ix) The appointments by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney for purposes of the offerings contemplated in this Agreement and the International Underwriting Agreement are irrevocable; the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement and of the International Underwriting Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $ __, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in
Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number

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of Firm Shares to be purchased by all of the Underwriters from the Company and each of the Selling Shareholders hereunder, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause
(a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company, to the extent indicated in Schedule II hereto, hereby grants to the Underwriters the right to purchase at their election up to 2,850,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth herein or in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and each of the Selling Shareholders shall be delivered by or on behalf of the Company and each of the Selling Shareholders to Goldman, Sachs & Co., including at the option of Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and each of the Selling Shareholders to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company and the Selling Shareholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New York City time, on June __, 1999 or such other time and date as Goldman, Sachs & Co., the Company and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriter's election to purchase such Optional Shares, or

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such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

             (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Sullivan & Cromwell, 375 Park Avenue, New York, New York 10152 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at ___ p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5.  The Company agrees with each of the Underwriters:

             (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

             (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdiction in the United States as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

             (c) Prior to noon New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which such Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to prepare and file with the Commission an amendment, supplement or document which will correct such statement or omission or effect such compliance and to furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of any such amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any such Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

             (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, earnings statements of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

             (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as otherwise set forth in the Prospectus or provided hereunder, under the Canadian Underwriting Agreement and under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares of the Company or any such substantially similar securities (other than [(A) the issuance of 2 million common shares to one or more of the Selling Shareholders prior to the First Time of Delivery, or (B)] pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

             (f) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement, the Canadian Underwriting Agreement and the International

Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

             (g) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange"); and

             (h) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement among Syndicates, the Selling Agreements, the Blue Sky Memorandum, if any, and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange;
(v) the cost of preparing stock certificates and (vi) the cost and charges of any transfer agent or registrar; and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Each Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder, (ii) such Selling Shareholder's pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian and (iii) any taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. In connection with clause (c) (iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay any New York State stock transfer tax, and each of the Selling Shareholders agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Shareholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and each of the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

             (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

             (b) Sullivan & Cromwell, U.S. counsel for the Underwriters, and Ogilvy Renault S.E.N.C., Canadian counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the matters, in the case of Ogilvy Renault covered in paragraphs (iii) and (vii) of subsection (d) below, and, in the case of Sullivan & Cromwell, in respect of the Registration Statement and the Prospectus as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters (Sullivan & Cromwell being entitled to rely, as to all matters of Canadian law, upon the opinion of Ogilvy Renault S.E.N.C. described above and upon the opinion of Canadian counsel described in paragraph (d) of this Section 7, and, as to all matters of law of the State of Indiana, upon an opinion of Barnes & Thornburg);

             (c) Simpson Thacher & Bartlett, U.S. counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you (such counsel being entitled to state that they have assumed that any document referred to in their opinion and executed by the Company has been duly authorized, executed and delivered pursuant to Canadian law and being entitled to rely, as to all matters of Canadian law, on the opinion of Canadian counsel described in paragraph (d) of this Section 7) (such counsel also being entitled to rely in respect of matters of law other than of United States federal or New York law on opinions of local counsel of the Company or its subsidiaries and as to matters of fact upon certificates of public officials and of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates), to the effect that:

                  (i) Joseph E. Seagram & Sons, Inc. has been duly incorporated and is validly existing as a corporation under the laws of the State of

         Indiana; and each of J.E. Seagram Corp., JES Developments, Inc. and Universal Studios, Inc. has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware;

                   (ii) All of the outstanding shares of capital stock of Joseph
         E. Seagram & Sons, Inc. have been duly authorized by Joseph E. Seagram & Sons Inc. and are validly issued, are fully paid and non-assessable and are owned indirectly by the Company, to the knowledge of such counsel, free and clear of any adverse claim; all of the outstanding shares of capital stock of J.E. Seagram Corp. have been duly authorized by J.E. Seagram Corp. and are validly issued, fully paid and non-assessable and are owned indirectly by the Company, to the knowledge of such counsel, free and clear of any adverse claim; and all of the outstanding shares of capital stock of JES Developments, Inc. have been duly authorized by JES Developments Inc. and are validly issued, are fully paid and non-assessable, and are owned indirectly by the Company, to the knowledge of such counsel, free and clear of any adverse claim; and all the outstanding shares of capital stock of Universal Studios, Inc. have been duly authorized by Universal Studios, Inc. and are validly issued, are fully paid and non-assessable, and such that are owned indirectly by the Company, are to the knowledge of such counsel, owned free and clear of any adverse claim;

                   (iii) To such counsel's knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are required to be described in the Prospectus which are not described as required; and to such counsel's knowledge no such proceedings have been asserted by governmental authorities or by others;

                   (iv) The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement or any document or filing incorporated by reference therein to which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor, with respect to the United States and the States of New York and Indiana, will such action result in any violation of any statute or, to the knowledge of such counsel, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                   (v) With respect to the United States and the States of New York and Indiana, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and the sale by the Company of the Shares or the compliance by the Company with the provisions of this Agreement and the International Underwriting Agreement, except such that have been obtained or made under the Act and the Exchange Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

                   (vi) The Company is not an "investment company", within the meaning of the Investment Company Act of 1940, as amended;

                   (vii) Such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or in the Prospectus which are not filed or incorporated by reference or described as required; and

                   (viii) Such opinion may also include a paragraph to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus and the documents incorporated by reference in the Prospectus and that such counsel takes no responsibility therefor. Such opinion may also state that in the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel participated in conferences with certain officers and employees of the Company and with representatives of the independent accountants of the Company. Such opinion may state that such counsel did not prepare the documents incorporated by reference in the Prospectus; however, such counsel discussed such documents with the Company prior to their filing with the Commission, and that based upon such counsel's examination of the Registration Statement, the Prospectus and the documents incorporated by reference in the Prospectus, such counsel's investigations made in connection with the preparation of the Registration Statement and the Prospectus and such counsel's participation in the conferences referred to above, (i) such counsel is of the opinion that the Registration Statement and any amendment thereto made prior to such Time of Delivery, as of its respective effective date, and the Prospectus and any amendment or supplement thereto prior to such Time of Delivery, as of their respective issue dates, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (ii) such counsel has no reason to believe that the Registration Statement or any amendment thereto (including the documents incorporated by reference in the Prospectus) made by the Company prior to such Time of Delivery, as of its respective effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any amendment or supplement thereto prior to such Time of Delivery (including the documents incorporated by reference therein), contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances in which the statements were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement or any amendment thereto, or in the Prospectus and any amendment or supplement thereto (including the documents incorporated by reference therein) prior to such Time of Delivery.

             (d) Goodman Phillips & Vineberg S.E.N.C., Canadian counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you (such counsel being entitled to rely, as to all matters of United States or United States state law, solely upon the opinion of United States counsel described in paragraph (c) of this Section 7) (such counsel also being entitled to rely in respect of matters of law other than matters of Canadian federal or Quebec law solely upon opinions of local counsel and as to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe both they and you are justified in relying thereon) to the effect that:

                          (i) The Company has been duly incorporated and is
                  validly existing as a corporation under the laws of Canada with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has received a certificate of compliance under the Canada Business Corporations Act;

                          (ii) The Company has been duly qualified for the
                  transaction of business under the laws of the Province of Quebec;

                          (iii) The Company has an authorized capitalization as
                  set forth in the Prospectus, and has taken all corporate actions or proceedings such that all of the issued common shares of the Company (including the Shares being delivered at such Time of Delivery), have been duly and validly authorized and issued as fully paid and non-assessable; and the Shares conform to the description of the Common shares contained in the Prospectus;

                          (iv) To such counsel's knowledge and other than as set
                  forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending in the Province of Quebec to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate be, in the opinion of such counsel, material to the Company and its subsidiaries taken as a whole; and to such counsel's knowledge, no such proceedings have been threatened by governmental authorities or by others;

                          (v) This Agreement and the International Underwriting
                  Agreement have been duly authorized, executed and delivered by the Company;

                          (vi) The issue and sale of the Shares being delivered
                  at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement will not breach or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement or any document or filing incorporated by reference therein to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter documents, as amended, or the by-laws of the Company or, with respect to Canada or the Province of Quebec, any statute or, to the knowledge of such counsel any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                          (vii) No filing or registration of the Registration
                  Statements, any Preliminary Prospectus or the Prospectus is necessary under the laws of Canada or the Province of Quebec, nor is any consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of Canada or the Province of Quebec required, for the issue and sale outside Canada of the Shares, other than those which have been obtained or made;

                          (viii) No tax or stamp duty under the laws of Canada
                  or the Province of Quebec is payable in connection with the creation, issue and delivery to the Underwriters of the Shares;

                          (ix) Under the laws of Canada and of the Province of
                  Quebec currently in force and under current practice of the courts of the Province of Quebec at the date of such opinion, such courts would give effect to the choice of New York law as the law governing this Agreement and the International Underwriting Agreement, subject to proof of such laws as a question of fact; provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public order, as that term is applied by the courts in the Province of Quebec; and

                          (x) Any statements with respect to matters of Canadian
                  law and regulations set forth in the Prospectus are accurate in all material respects. Such opinion shall also state that
                  (i) such counsel did not prepare the

                  Registration Statements, the Prospectus or any documents incorporated by reference in the Prospectus and (ii) such counsel has no reason to believe that the Registration Statement or any amendment thereto (including the documents incorporated by reference in the Prospectus) made by the Company prior to such Time of Delivery, as of its respective effective date (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein concerning the Company not misleading or that, as of such Time of Delivery, the Prospectus or any amendment or supplement thereto made by the Company prior to such Time of Delivery (including the documents incorporated by reference in the Prospectus) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of circumstances under which the statements were made, not misleading.

                  Such opinion shall also state that any final and conclusive judgment obtained against the Company in the United States in respect of this Agreement or the International Underwriting Agreement would be recognized and enforced by the courts of the Province of Quebec provided that (A) the United States court rendering such judgment had jurisdiction over the Company, as determined under the relevant provisions of the laws of the Province of Quebec; (B) such judgment is not subject to ordinary remedies (such as appeal or judicial review) and is final and enforceable in the United States; (C) such judgment was not rendered in contravention of the fundamental principles of procedure (such as notice of fair hearing, right to be heard, right to an independent and impartial tribunal and rules against bias); (D) there were no proceedings pending in the Province of Quebec and no judgment rendered in the Province of Quebec, or in another jurisdiction, meeting the necessary conditions for recognition in the Province of Quebec between the same parties, based on the same facts and having the same object; (E) such judgment is not manifestly inconsistent with public order as understood in international relations; (F) such judgment does not enforce obligations arising from foreign revenue laws, unless there is reciprocity, or arising from other laws of a public nature, such as expropriatory or penal laws; (G) the action to enforce such judgment is commenced in the Province of Quebec within three (3) years after the date of such judgment; and (H) such judgment is not contrary to any order made by the Attorney-General of Canada under the Foreign Extra-territorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada).

                  (e) Goodman Philips & Vineberg (New York), relying on the opinions of Goodman Philips & Vineberg S.E.N.C., Bergman Horowitz Reynolds and Chancery Chambers, counsel for each of the Selling Shareholders, together with the local counsel for each of the Selling Shareholders as indicated in Schedule II hereto, shall have furnished to you their written opinion with respect to each of the Selling Shareholders, dated the First Time of Delivery, in form and substance satisfactory to you (such counsel being entitled to rely, as to all matters of law other than United States federal or the laws of the States of the United States solely upon the opinion of such local counsel) (such counsel also being entitled to rely, as to matters of fact, upon certificates of officers of each Selling Shareholder, provided that such counsel shall sate that they believe both they and you are justified in relying thereon), to the effect that:

                          (i) A Power of Attorney has been duly executed and
                  delivered by such Selling Shareholder and constitutes a valid and binding instrument of such Selling Shareholder in accordance with its terms;

                          (ii) This Agreement and the International Underwriting
                  Agreement have been duly executed and delivered by or on behalf of such Selling Shareholder; and the sale of the Shares to be sold by such Selling Shareholder hereunder and thereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the International Underwriting Agreement and the Power of Attorney will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

                          (iii) No consent, approval, authorization or order of
                  any court or governmental agency or body is required by the Selling Shareholders for the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder or thereunder, except, in each case, as has been duly obtained and is in full force and effect, such as have been obtained under the Act and such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters or the International Underwriters;

                          (iv) Immediately prior to the First Time of Delivery
                  such Selling Shareholder had good and valid title to the Shares to be sold at the Time of Delivery by such Selling Shareholder under this Agreement and the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder and thereunder; and

                          (v) Assuming that the Underwriters or the
                  International Underwriters, as the case may be, purchase the Securities to be sold by such Selling Shareholder to the Underwriters at the First Time of Delivery for value and without notice of any "adverse claim" (as defined in Section 8- 102 of the UCC), upon the crediting of the Underwriters' or International

                  Underwriters' accounts with such Shares in the records of DTC, Cede & Co. or such other nominee designated by DTC will acquire all rights that such Selling Shareholder had in the Shares and will be a "protected purchaser" of such Shares (as defined in Section 8-303) of the UCC), the Underwriters or the International Underwriters, as the case may be, will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the UCC) to such Shares, and no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters or the International Underwriters, as the case may be, with respect to such security entitlement.

         In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction in which they are not qualified to practice, including, without limitation, with respect to Canadian counsel, any jurisdiction outside the Province of Quebec (except as to Canadian federal laws applicable therein) and with respect to United States counsel, any jurisdiction outside or the United States, as the case may be, and in rendering the opinion in subparagraph (iv) such counsel may rely upon a certificate of such Selling Shareholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on the Shares sold by such Selling Shareholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

                  (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 10:00 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP and KPMG Accountants N.V., who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, shall each have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, delivered prior to the execution of this Agreement;

                  (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (h) Subsequent to the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in Canada or New York declared by Canadian federal, Canadian Provincial, United States federal or New York State authorities; (iii) a suspension or material limitation in trading in the Company's common shares on the New York Stock Exchange; or (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war, if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

                  (i) The Shares to be sold by the Company and each of the Selling Shareholders at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

                  (j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from certain shareholders of the Company set forth on Schedule IV hereto to the effect set forth in subsection 1(b)(iv) hereof in form and substance satisfactory to you;

                  (k) The Company shall have complied with the provisions of
         Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

                  (l) The Company and each of the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and each of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and each of the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and each of the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section; and

                  (m) The purchase of the Canadian Shares under the Canadian Underwriting Agreement and the International Shares under the International Underwriting Agreement shall occur no later than contemporaneously with the purchase of the Shares under this Agreement.

         8. (a) The Company, and each Selling Shareholder severally and not jointly will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and each Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or any Selling Shareholder by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided further, however, that each Selling Shareholder shall be liable in any such case only to the extent that any such loss claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of the Selling Shareholders to the Company or the Underwriters through Goldman, Sachs & Co. expressly for use therein. In this regard, the Company acknowledges that to facilitate an orderly distribution of common shares to be issued by the Company, the Company asked the Selling Shareholders (or their predecessors in title) not to dispose of any of their common shares of the Company in May 1999 as they had originally planned. In consideration of those agreements the Company agreed to include common shares of the Selling Shareholders in the offerings contemplated by the U.S. Underwriting Agreement and the International Underwriting Agreement and to indemnify the Underwriters in that context.

                  (b) The liability of each Selling Shareholder pursuant to this
         Section 8 shall not exceed the product of the number of Shares sold by such Selling Shareholder and the initial price to the public of the Shares as set forth in the Prospectus.

                  (c) Each Underwriter will indemnify and hold harmless both the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such

         Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (d) Promptly after receipt by an indemnified party under subsection (a) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, provided that this sentence shall not impair any right of an indemnified party to be indemnified for its reasonable costs of investigation. An indemnifying party shall not be liable for any settlement of any action or claim for monetary damages which an indemnified party may effect without the indemnifying party's consent, which consent shall not be unreasonably withheld.

                  (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters or the Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) a Selling Shareholder shall only be liable to make contributions hereunder in the event and to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged mission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of the Selling Shareholders to the Company or the Underwriters through Goldman, Sachs & Co. expressly for use therein, and (ii) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (e), no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the product of the number of Shares sold by such Selling Shareholder and the initial price to public of the Shares set forth in the Prospectus exceeds the amount of damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The obligations of the Company, on the one hand, and the Selling Shareholders, on the other, in this subsection (e) to contribute are several and not joint. The Selling Shareholders' obligations in this subsection (e) are subject to subsection (b) above.

                  (f) The obligations of the Company and the Selling Shareholders under this Section 8 shall (without duplication) be in addition to any liability which the Company and the respective Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall (without duplication) be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

            9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the time of delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

             (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

             (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in

Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the several Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

         Anything herein to the contrary notwithstanding, the indemnity agreement of the Company in subsection (a) of Section 8 hereof, the representations and warranties in subsections (a)(ii), (a)(iii) and (a)(iv) of
Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Company pursuant to Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company, nor any Selling Shareholder shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company or any of the Selling Shareholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Vice President and Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 8 (d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or any of the Selling Shareholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, for each of the Selling Shareholders and for each of the Representatives plus one for each counsel, if any counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                             Very truly yours,

                                             The Seagram Company Ltd.

                                             By:
                                                -------------------------------
                                                   Name:
                                                   Title:


                                             By:
                                                -------------------------------
                                                   Name:
                                                   Title:


                                             Esarbee Investments Limited
                                             CRB Associates, Limited Partnership
                                             C. Bronfman Family Trust
                                             The Charles R. Bronfman Trust
                                             The Charles Bronfman Trust
                                             The CRB Foundation
                                             The Chastell Foundation


                                             By: -------------------------------
                                             Name: Title: As Attorney-in-Fact
                                             acting on behalf of the Selling
                                             Shareholders named in Schedule II
                                             to this Agreement.

Accepted as of the date hereof

Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
PaineWebber Incorporated
Salomon Smith Barney
Blaylock & Partners, L.P.

By:
   -------------------------------------------
               (Goldman, Sachs & Co.)

      On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                               NUMBER OF
                                                                            OPTIONAL SHARES
                                                    TOTAL NUMBER OF         TO BE PURCHASED
                                                      FIRM SHARES             IF MAXIMUM
                                 UNDERWRITER        TO BE PURCHASED        OPTION EXERCISED
                                 -----------        ---------------        ----------------
Goldman, Sachs & Co.............................
Bear, Stearns & Co. Inc.........................
Merrill Lynch, Pierce, Fenner & Smith
Incorporated....................................
Morgan Stanley & Co. Incorporated...............
Credit Suisse First Boston Corporation..........
PaineWebber Incorporated........................
Salomon Smith Barney............................
Blaylock & Partners, L.P........................
[NAMES OF OTHER UNDERWRITERS]...................
                                                      ----------             ---------
            TOTAL...............................      26,000,000             2,850,000
                                                      ==========             =========

                                   SCHEDULE II

                                                                                                  NUMBER OF
                                                                                               OPTIONAL SHARES
                                                                 TOTAL                          TO BE SOLD IF
                                                            NUMBER OF FIRM                         MAXIMUM
                                                           SHARES TO BE SOLD                  OPTION EXERCISED
                                                           -----------------                  ----------------
The Company............................................     19,000,000                          2,850,000
The Selling Shareholder(s)(a):.........................              -                                  0
Esarbee Investments Limited............................
CRB Associates, Limited Partnership(b).................
C. Bronfman Family Trust(b)............................
The Charles R. Bronfman Trust(c).......................
The Charles Bronfman Trust.............................
The CRB Foundation.....................................
The Chastell Foundation................................
                                                            ----------                          ---------
            TOTAL......................................     26,000,000                          2,850,000
                                                            ==========                          =========


            (a) Each of the Selling Shareholders is represented by Goodman Phillips & Vineberg S.E.N.C., and Goodman Phillips & Vineberg (New York) __________, certain of the Selling Shareholders are also represented by Bergman Horowitz Reynolds __________ or Chancery Chambers __________ 1501 McGill College Avenue, Montreal, PQ H3A 3N9, Canada and each of the Selling Shareholders has appointed Samuel Minzberg, Richard Doyle, Michael Vineberg, Gary Gartner, Jeff Shein and Steven Levin, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(b)      This Selling Shareholder is also represented by Bergman Horowitz
Reynolds             .


(c)      This Selling Shareholder is also represented by Chancery Chambers     .

                                  SCHEDULE III

"Bronfman Trust Permitted Transferees" means:

i)       Charles R. Bronfman and his lineal descendants;

ii)      the spouses of any one or more of the foregoing;

iii)     any trust of which any one or more of such persons is a beneficiary;

iv) a partnership in which one or more of the foregoing entities owns a majority equity interest; and

v) any company directly or indirectly under the Control of one or more of the foregoing;

"Control" means, in the case of a company or corporation, the beneficial ownership of

(a) voting securities carrying not less than 50.1%of the votes that may be cast at a meeting of shareholders of the company (other than meetings of a particular class); and

(b) securities carrying the right to receive not less than 50.1% of the residual assets of a company upon liquidation or dissolution, after provision for any shares entitled to receive property of a fixed or determinable value upon liquidation or dissolution in priority to the right of any other class or classes of shares.

                                   Schedule IV

                         [List of Shareholders to come]